SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 23, 1999


                             SIGNATURE EYEWEAR, INC.
               (Exact Name of Registrant as Specified in Charter)


           California                0-23001              95-3876317
   (State or Other Jurisdiction    (Commission           (IRS Employer
        of Incorporation)          File Number)        Identification No.)


                               498 North Oak Street
                            Inglewood, California 90302
                     (Address of Principal Executive Offices)

                                  (310) 330-2700
                          (Registrant's Telephone Number)


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Item 2.      ACQUISITION OR DISPOSITION OF ASSETS

        On June 23, 1999, we acquired substantially all of the assets of California Design Studio, Inc., a California corporation ("CDS"), pursuant to an asset purchase agreement, dated as of June 11, 1999, which we entered into with CDS, its subsidiaries and Carlos Khantzis, the sole shareholder of CDS. The total consideration for the assets was approximately $9.0 million, which consists of:

        o       $1.1 million in cash;
        o       a promissory note in the principal amount of $1.25 million;
        o       other deferred payments of approximately $500,000; and
        o the assumption of approximately $6.15 million of CDS's liabilities.

        The promissory note provides for monthly payments of $17,042, with the entire unpaid principal balance and accrued and unpaid interest due on June 23, 2002. Of the additional deferred payments, approximately $200,000 is payable over a period of twelve months, and $300,000 is payable in four equal quarterly installments of $75,000, with the first payment due on September 30, 2000.

        The assumed liabilities primarily consist of obligations to CDS's principal eyeglass frame manufacturer and other trade payables. We have entered into an agreement with the frame manufacturer to pay to it approximately $4.6 million of assumed liabilities in monthly installments over a three year period. Of the remaining $1.55 million of assumed liabilities, we paid approximately $600,000 at the closing of the acquisition.

        At the closing, we paid the $1.1 million cash portion of the purchase price to CDS and Carlos Khantzis and $600,000 of the assumed liabilities from our existing cash reserves. We anticipate that we will pay the remaining portions of the purchase price, including payments made on the note and the assumed liabilities, from our working capital.

        CDS was a designer and marketer of prescription eyeglass frames and ready-to-wear sunglasses. The assets we acquired from CDS primarily consist of a license to sell frames under the Nicole Miller brand name, CDS's proprietary brand names Dakota Smith, Koko and Nukes, inventory, machinery, furniture, equipment, accounts receivable and goodwill. CDS's consolidated revenues for the fiscal year ended April 30, 1999 were $8.6 million, and its total assets at April 30, 1999 were approximately $4.6 million. The acquisition will be accounted for as a purchase.

        In connection with our acquisition of CDS, we entered into a consulting agreement with Carlos Khantzis. Until August 1, 2002, Mr. Khantzis has agreed to advise our senior management about the operation of the business formerly conducted by CDS and about such other business matters within Mr. Khantzis expertise. As consideration for these services, we will pay Mr. Khantzis a monthly fee of $16,667 during the 36-month term of the agreement.


                                     Page 2
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        Attached hereto as Exhibit 99.1 is our press release, issued June 24,
1999, which is incorporated herein in its entirety by this reference.

Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                      The financial statements of CDS required by Item 7 of Form 8-K will be filed pursuant to an amendment to this Form 8-K no later than September 6, 1999.

             (b)      PRO FORMA FINANCIAL INFORMATION.

                      The pro forma financial information required by Item 7 of Form 8-K will be filed pursuant to an amendment to this Form 8-K no later than September 6, 1999.

             (c)      EXHIBITS.

                      10.1 Asset Purchase Agreement, dated as of June 11, 1999, as amended by the letter agreement, dated June 23, 1999, by and among Registrant, California Design Studio, Inc., the other parties identified on Exhibit A to the Asset Purchase Agreement and Carlos Alberto Khantzis.*

                      23.1   Consent of Altschuler, Melvoin and Glasser LLP.*

                      99.1 Press Release of Registrant, issued June 23, 1999, with respect to the acquisition of the assets of California Design Studio, Inc.

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* To be filed pursuant to an amendment to this Form 8-K no later than September
6, 1999.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SIGNATURE EYEWEAR, INC.

                                    By: /S/ MICHAEL PRINCE
                                        --------------------------------
                                        Michael Prince, Chief Financial Officer



Dated:  July 1, 1999


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                                         EXHIBIT INDEX

EXHIBITS

10.1 Asset Purchase Agreement, dated as of June 11, 1999, as amended by the letter agreement, dated June 23, 1999, by and among Registrant, California Design Studio, Inc., the other parties identified on Exhibit A to the Asset Purchase Agreement and Carlos Alberto Khantzis.*

23.1    Consent of Altschuler, Melvoin and Glasser LLP.*

99.1 Press Release of Registrant, issued June 23, 1999, with respect to the acquisition of the assets of California Design Studio, Inc.

------------------------------
* To be filed be filed pursuant to an amendment to this Form 8-K no later than September 6, 1999.